Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated September 21, 2005,	Registration No. 333-126811
Prospectus Supplement dated November 1, 2006)	November 2, 2006

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The Notes offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a Linked Share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single Linked Share (not a basket or index of Linked Shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: November 22, 2006

•	Initial valuation date: November 17, 2006

•	Final valuation date: February 16, 2007

•	Maturity date: February 22, 2007

•	Initial price: Closing price of the Linked Share on the initial valuation date.

•	Final price: Closing price of the Linked Share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid on the maturity date in arrears and calculated on a 30/360 basis.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

    Deposit income: [•]%

    Put premium: The coupon rate minus the deposit income.

The following terms relate to the specific Note offering for each respective Linked Share: (* Annualized Rate)

Linked Share	Page Number	Ticker Symbol	Principal Amount		Coupon Rate*	Protection Level	Percentage Proceeds to Issuer		Aggregate Proceeds to Issuer		Percentage Discount or Commission		Aggregate Discount or Commission		Note Issuance #	CUSIP/ ISIN
Ciena Corporation	FWP–5	CIEN	$	[•]	19.75%	80%	[•]	%	$	[•]	[•]	%	$	[•]	X-254	06738C RC 5/ US06738CRC54
MEMC Electronic Materials, Inc.	FWP–6	WFR	$	[•]	19.00%	80%	[•]	%	$	[•]	[•]	%	$	[•]	X-255	06738CR D 3/ US06738CRD38
NutriSystem, Inc.	FWP–7	NTRI	$	[•]	17.50%	80%	[•]	%	$	[•]	[•]	%	$	[•]	X-256	06738C RE 1/ US06738CRE11
Akamai Technologies, Inc.	FWP–8	AKAM	$	[•]	16.25%	80%	[•]	%	$	[•]	[•]	%	$	[•]	X-257	06738C RF 8/ US06738CRF85

See “ Risk Factors” in this free writing prospectus and beginning on page FWP-2 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated September 21, 2005 and the prospectus supplement dated November 1, 2006, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different Linked Share. The purchaser of a Note will acquire a security linked to a single Linked Share (not to a basket or index of Linked Shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual Linked Share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those Linked Shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, prospectus supplement and product supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page FWP-2 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the Linked Share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Antidilution—Following certain corporate events relating to the Linked Share, you will receive at maturity, cash or a number of shares of the securities of a successor corporation to the company underlying the Linked Share, based on the closing price of such successor’s common stock. Other corporate events may cause an early acceleration of your Note. The calculation agent is not required to make an adjustment for every corporate event that can affect the Linked Share. If an event occurs that is perceived by the market to dilute the Linked Share but that does not require the calculation agent to adjust the amount of the Linked Share payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the Linked Shares is lower than the initial price of the Linked Shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the Linked Shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, instead of the full principal amount of your Notes, the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). We may under certain circumstances to be determined by and at the sole option of Barclays Bank PLC, pay investors, in lieu of the physical delivery amount, the

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cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount.

If you receive shares of the Linked Shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the Linked Shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date or another date as specified in the applicable pricing supplement at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or another date as specified in the applicable pricing supplement or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. See “Interest Mechanics—Regular Record Dates for Interest” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the Linked Shares. The physical delivery amount, the initial price of the Linked Shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain

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financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a Linked Share can be located by reference to the relevant Linked Share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the Linked Shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the Linked Shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each Linked Share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each Linked Share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the Linked Shares, based on certain percentage changes between the initial price and final price of the Linked Shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the Linked Shares is determined.

If the final price of the Linked Shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the Linked Shares is below its initial price but the closing price of the Linked Shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the Linked Shares is below its initial price and the closing price of the Linked Shares fell below the protection price during the term of the Notes, you will receive, instead of the full principal amount of your Notes, the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). We may under certain circumstances to be determined by and at the sole option of Barclays Bank PLC, pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount.

In any case, you would also have received the interest payment on the maturity date. Assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the Linked Shares, the total return on the Notes would be higher relative to the total return of an investment in the Linked Shares.

If you had invested directly in the Linked Shares for the same period, you would have received total cash payments representing the number of shares of the Linked Shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the Linked Shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the Linked Shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the Linked Shares, the total return on the Notes would be lower relative to the total return of an investment in the Linked Shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the Linked Shares is set forth below in the Table of Hypothetical Values at Maturity.

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Ciena Corporation

According to publicly available information, Ciena Corporation (the “Company”) supplies communications networking equipment, software and services to telecommunications service providers, cable operators, governments and enterprises. The Company was incorporated in Delaware in November 1992, and completed its initial public offering on February 7, 1997. It offers equipment, software and service that allow customers to combine disparate networks that support distinct voice, video or data services, to a more efficient, converged, multiservice communications network. The Company’s products, software and services enable its customers to transition their legacy or existing network infrastructures to create and deliver new, higher bandwidth consumer and enterprise services. The Company offers equipment, software and services focused on key enterprise applications including wide area network consolidation, maximizing enterprise fiber utilization, data resource consolidation and storage extension for business continuance and disaster recovery.

The Linked Share’s SEC file number is 0-21969.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$756.00	$255.50	$292.25
June 29, 2001	496.23	234.50	266.00
September 28, 2001	273.00	65.87	72.03
December 31, 2001	154.00	64.40	100.17
March 29, 2002	121.10	49.91	63.00
June 28, 2002	67.34	25.20	29.33
September 30, 2002	44.94	20.37	20.79
December 31, 2002	49.91	16.87	35.98
March 31, 2003	54.18	29.47	30.59
June 30, 2003	42.85	29.34	36.19
September 30, 2003	52.15	34.79	41.02
December 31, 2003	51.11	39.41	45.92
March 31, 2004	56.98	32.90	34.79
June 30, 2004	38.43	21.14	25.90
September 30, 2004	26.04	11.69	13.86
December 31, 2004	24.50	13.58	23.38
March 31, 2005	24.01	11.50	12.04
June 30, 2005	18.55	11.55	14.63
September 30, 2005	19.25	14.28	18.48
December 31, 2005	22.61	15.19	20.79
March 31, 2006	39.34	20.37	36.47
June 30, 2006	37.66	25.69	33.67
September 29, 2006	33.18	23.38	27.25
November 1, 2006*	28.56	22.17	22.17

*	High, low and closing prices are for the period starting October 2, 2006 and ending November 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: CIEN

Initial price: $22.17

Protection level: 80%

Protection price: $17.74

Physical delivery amount: 45 ($1,000/Initial price)

Fractional shares: 0.105999

Coupon: 19.75% per annum

Maturity: February 22, 2007

Dividend yield: 0.00% per annum

Coupon amount: $49.38

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%		4.938%	100.00%
+ 90%		4.938%	90.00%
+ 80%		4.938%	80.00%
+ 70%		4.938%	70.00%
+ 60%		4.938%	60.00%
+ 50%		4.938%	50.00%
+ 40%		4.938%	40.00%
+ 30%		4.938%	30.00%
+ 20%		4.938%	20.00%
+ 10%		4.938%	10.00%
+ 5%		4.938%	5.00%

0%		4.938%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.938%	-0.062%	-5.00%
- 10%	4.938%	-5.062%	-10.00%
- 20%	4.938%	-15.062%	-20.00%
- 30%	N/A	-25.062%	-30.00%
- 40%	N/A	-35.062%	-40.00%
- 50%	N/A	-45.062%	-50.00%
- 60%	N/A	-55.062%	-60.00%
- 70%	N/A	-65.062%	-70.00%
- 80%	N/A	-75.062%	-80.00%
- 90%	N/A	-85.062%	-90.00%
- 100%	N/A	-95.062%	-100.00%

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MEMC Electronic Materials, Inc.

According to publicly available information, MEMC Electronic Materials, Inc. (the “Company”) is a worldwide producer of wafers for the semiconductor industry. The Company was formed in 1984 as a Delaware corporation and completed its initial public stock offering in 1995. The Company operates manufacturing facilities in every major semiconductor manufacturing region throughout the world, including Europe, Japan, Malaysia, South Korea, Taiwan and the United States.

The Linked Share’s SEC file number is 001-13828.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$11.90	$5.81	$6.95
June 29, 2001	8.85	5.94	7.65
September 28, 2001	7.60	1.05	1.05
December 31, 2001	4.99	1.65	3.55
March 29, 2002	5.90	3.00	5.90
June 28, 2002	11.50	4.14	4.90
September 30, 2002	5.25	2.25	3.32
December 31, 2002	9.48	3.12	7.57
March 31, 2003	11.49	7.00	11.25
June 30, 2003	13.35	8.88	9.80
September 30, 2003	14.51	9.51	10.91
December 31, 2003	12.50	8.38	9.62
March 31, 2004	11.73	7.89	9.15
June 30, 2004	10.47	7.81	9.88
September 30, 2004	9.97	7.33	8.48
December 31, 2004	13.28	8.45	13.25
March 31, 2005	14.95	10.70	13.45
June 30, 2005	16.89	10.85	15.77
September 30, 2005	23.66	15.71	22.79
December 31, 2005	24.68	16.20	22.17
March 31, 2006	38.50	22.60	36.92
June 30, 2006	48.90	30.00	37.50
September 29, 2006	41.30	26.26	36.63
November 1, 2006*	38.83	33.89	35.28

*	High, low and closing prices are for the period starting October 2, 2006 and ending November 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: WFR

Initial price: $35.28

Protection level: 80%

Protection price: $28.22

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.344671

Coupon: 19.00% per annum

Maturity: February 22, 2007

Dividend yield: 0.00% per annum

Coupon amount: $47.49

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Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%		4.75%	100.00%
+ 90%		4.75%	90.00%
+ 80%		4.75%	80.00%
+ 70%		4.75%	70.00%
+ 60%		4.75%	60.00%
+ 50%		4.75%	50.00%
+ 40%		4.75%	40.00%
+ 30%		4.75%	30.00%
+ 20%		4.75%	20.00%
+ 10%		4.75%	10.00%
+ 5%		4.75%	5.00%

0%		4.75%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-5.00%
- 10%	4.75%	-5.25%	-10.00%
- 20%	4.75%	-15.25%	-20.00%
- 30%	N/A	-25.25%	-30.00%
- 40%	N/A	-35.25%	-40.00%
- 50%	N/A	-45.25%	-50.00%
- 60%	N/A	-55.25%	-60.00%
- 70%	N/A	-65.25%	-70.00%
- 80%	N/A	-75.25%	-80.00%
- 90%	N/A	-85.25%	-90.00%
- 100%	N/A	-95.25%	-100.00%

NutriSystem, Inc.

According to publicly available information, NutriSystem, Inc. (the “Company”) is a marketer and provider of a weight management system based on a portion-controlled, prepared meal program. Customers of the Company purchase monthly food packages containing a 28-day supply of breakfasts, lunches, dinners and desserts, which they supplement with fresh milk, fruit and vegetables primarily via the Company’s Autoship program, which automatically ships food packages to customers.

The Linked Share’s SEC file number is 0-28551.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$1.31	$0.56	$0.66
June 29, 2001	0.74	0.28	0.35
September 28, 2001	0.52	0.30	0.33
December 31, 2001	0.51	0.30	0.35
March 29, 2002	0.91	0.35	0.88
June 28, 2002	0.90	0.70	0.70
September 30, 2002	0.90	0.62	0.63
December 31, 2002	1.01	0.25	0.90
March 31, 2003	0.95	0.61	0.61
June 30, 2003	0.82	0.51	0.65
September 30, 2003	1.50	0.57	1.18
December 31, 2003	2.14	1.16	1.72
March 31, 2004	4.01	1.69	3.93
June 30, 2004	4.00	1.65	1.72
September 30, 2004	1.98	1.09	1.42
December 31, 2004	3.14	1.42	2.85
March 31, 2005	6.71	2.81	6.30
June 30, 2005	15.00	6.00	14.76
September 30, 2005	25.25	14.52	25.02
December 31, 2005	44.15	25.30	36.02
March 31, 2006	50.00	33.90	47.52
June 30, 2006	76.33	44.14	62.13
September 29, 2006	68.11	45.45	62.29
November 1, 2006*	67.98	59.15	60.79

*	High, low and closing prices are for the period starting October 2, 2006 and ending November 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: NTRI

Initial price: $60.79

Protection level: 80%

Protection price: $48.63

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.450074

Coupon: 17.50% per annum

Maturity: February 22, 2007

Dividend yield: 0.00% per annum

Coupon amount: $43.75

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Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%		4.375%	100.00%
+ 90%		4.375%	90.00%
+ 80%		4.375%	80.00%
+ 70%		4.375%	70.00%
+ 60%		4.375%	60.00%
+ 50%		4.375%	50.00%
+ 40%		4.375%	40.00%
+ 30%		4.375%	30.00%
+ 20%		4.375%	20.00%
+ 10%		4.375%	10.00%
+ 5%		4.375%	5.00%

0%		4.375%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.375%	-0.625%	-5.00%
- 10%	4.375%	-5.625%	-10.00%
- 20%	4.375%	-15.625%	-20.00%
- 30%	N/A	-25.625%	-30.00%
- 40%	N/A	-35.625%	-40.00%
- 50%	N/A	-45.625%	-50.00%
- 60%	N/A	-55.625%	-60.00%
- 70%	N/A	-65.625%	-70.00%
- 80%	N/A	-75.625%	-80.00%
- 90%	N/A	-85.625%	-90.00%
- 100%	N/A	-95.625%	-100.00%

Akamai Technologies, Inc.

According to publicly available information, Akamai Technologies, Inc. (the “Company”) provides services for accelerating and improving the delivery of content and applications over the Internet. The Company’s solutions are designed to help businesses, government agencies and other enterprises enhance their revenue streams and reduce costs by maximizing the performance of their online businesses. The Company was incorporated in Delaware in 1998.

The Linked Share’s SEC file number is 0-27275.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$37.44	$7.22	$8.56
June 29, 2001	13.34	5.50	9.18
September 28, 2001	9.33	2.52	2.91
December 31, 2001	6.75	2.62	5.94
March 29, 2002	6.34	3.05	4.00
June 28, 2002	4.44	0.76	1.30
September 30, 2002	1.55	0.75	0.83
December 31, 2002	2.75	0.56	1.73
March 31, 2003	1.96	1.18	1.41
June 30, 2003	5.93	1.36	4.78
September 30, 2003	5.90	3.22	4.29
December 31, 2003	14.20	3.39	10.76
March 31, 2004	16.97	10.74	13.14
June 30, 2004	18.47	11.65	17.95
September 30, 2004	17.95	11.90	14.05
December 31, 2004	16.50	11.15	13.03
March 31, 2005	13.32	10.64	12.73
June 30, 2005	14.80	11.14	13.13
September 30, 2005	16.00	13.02	15.95
December 31, 2005	22.25	15.27	19.93
March 31, 2006	33.17	19.57	32.89
June 30, 2006	36.94	27.14	36.19
September 29, 2006	50.90	29.28	49.99
November 1, 2006	52.34	45.81	46.47

*	High, low and closing prices are for the period starting October 2, 2006 and ending November 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: AKAM

Initial price: $46.47

Protection level: 80%

Protection price: $37.18

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.519260

Coupon: 16.25% per annum

Maturity: February 22, 2007

Dividend yield: 0.00% per annum

Coupon amount: $40.63

FWP-8

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%		4.063%	100.00%
+ 90%		4.063%	90.00%
+ 80%		4.063%	80.00%
+ 70%		4.063%	70.00%
+ 60%		4.063%	60.00%
+ 50%		4.063%	50.00%
+ 40%		4.063%	40.00%
+ 30%		4.063%	30.00%
+ 20%		4.063%	20.00%
+ 10%		4.063%	10.00%
+ 5%		4.063%	5.00%

0%		4.063%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.063%	-0.937%	-5.00%
- 10%	4.063%	-5.937%	-10.00%
- 20%	4.063%	-15.937%	-20.00%
- 30%	N/A	-25.937%	-30.00%
- 40%	N/A	-35.937%	-40.00%
- 50%	N/A	-45.937%	-50.00%
- 60%	N/A	-55.937%	-60.00%
- 70%	N/A	-65.937%	-70.00%
- 80%	N/A	-75.937%	-80.00%
- 90%	N/A	-85.937%	-90.00%
- 100%	N/A	-95.937%	-100.00%

FWP-9